EXECUTION VERSION

AGREEMENT TO ACCEPT COLLATERAL
IN FULL SATISFACTION OF OBLIGATIONS

THIS AGREEMENT TO ACCEPT COLLATERAL IN FULL SATISFACTION OF OBLIGATIONS (the “Agreement”) is made as of December 28, 2006, by and among INPX, Inc., a Delaware corporation, with an address of 940 East 19th Street, Brooklyn, New York 11230 (“INPX”) and, PracticeXpert Systems, Inc., a Virginia corporation, with an address of 23975 Park Sorrento Drive, No. 110, Calabasas, California 91302 (the “Debtor”).

WITNESSETH:

WHEREAS, the Debtor is indebted and obligated to INPX pursuant to, among other documents, a demand note in the aggregate principal amount of $3,776,000 (the “Demand Note”) and 12% Senior Secured Convertible Debentures with an original issue date of May 19, 2006, and a related Amended and Restated Subsidiary Guarantee, dated as of May 19, 2006, in the aggregate principal amount of $480,000 (collectively, the “Debentures” and, collectively with the Demand Note, the “INPX Notes”), each having been assigned to INPX; and

WHEREAS, INPX is the holder of a perfected security interest in all of the Collateral of the Debtor, including, without limitation, the assets set forth on Schedule A hereto (collectively, the “INPX Collateral”) pursuant to, among other documents, (i) with respect to the Demand Note, an Amended and Restated Security Agreement dated as of October 11, 2006 (the “Demand Note Security Agreement”), and a UCC Financing Statement, File Number 0610137134-0, having been filed on October 13, 2006 with the State Corporation Commission of the State of Virginia; and (ii) with respect to the Debentures, an Amended and Restated Security Agreement dated as of May 19, 2006 (the “Debenture Holders’ Security Agreement”), and a UCC Financing Statement, File Number 0608187199-1, having been filed on August 18, 2006 with the State Corporation Commission of the State of Virginia; and

WHEREAS, the Debtor is in default of its obligations to INPX under, among other documents, the Demand Note and the Demand Note Security Agreement; and

WHEREAS, the Debtor is in default of its obligations to INPX under, among other documents, the Debentures and the Debenture Holders’ Security Agreement; and

WHEREAS, INPX and the Debtor have agreed that INPX shall accept the INPX Collateral in full satisfaction of the Debtor’s indebtedness and obligations under the Demand Notes and the Debentures;

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    The introduction and recitals, and the defined terms contained therein, are hereby incorporated into this Agreement by this reference.

2.    Pursuant to Section 9-620(a) of the Uniform Commercial Code, and particularly as codified under the statutes of the Commonwealth of Virginia as Va. Code. Ann.§ 8.9A-620 (2006), INPX and the Debtor agree that INPX has accepted the INPX Collateral as full satisfaction of the Debtor’s indebtedness and obligations to INPX under the INPX Notes, including amounts due under the Demand Note totaling $3,928,740, including accrued and unpaid interest, and amounts due under the Debentures totaling $505,460, including accrued and unpaid interest.

3.    This Agreement and the other documents referred to herein contain the entire agreement between the Debtor and INPX with respect to the subject matter hereof, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Debtor or INPX unless clearly expressed in this Agreement. No statement or writing subsequent to the date hereof which purports to modify or add to the terms or conditions hereof shall be binding unless contained in a writing which makes specific reference to this Agreement and which is signed by the parties hereto to be charged with the terms thereof.

4.    No course of dealing between INPX and any other party hereto or failure or delay on the part of INPX in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of INPX under this Agreement or any other agreement. No single or partial exercise of any rights or remedies hereunder by INPX shall operate as a waiver or shall preclude the exercise of any other rights or remedies of INPX hereunder.

5.    The provisions of this Agreement shall inure to the benefit of and be binding upon the Debtor and INPX and their respective legal representatives, successors and assigns. This Agreement is solely for the benefit of the parties hereto and their permitted successors and assigns. No other person or entity shall have any rights, benefits or remedies under or because of the existence of this Agreement.

6.    The acknowledgements and agreements of the Debtor that are contained in this Agreement shall survive the expiration or other termination of this Agreement.

7.    If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Agreement.

8.    This Agreement is governed by and is to be construed and enforced as though made and to be fully performed in the State of New York, without regard to the conflicts of law rules of the State of New York. Any and all disputes are to be resolved in the Superior Court of New York.

9.    This Agreement is executed by the Debtor voluntarily and not pursuant to any duress. Furthermore, it is executed in mutual good faith among the parties and is not given or intended to hinder, delay, or defraud any creditor, or to contravene any of the bankruptcy laws of the United States, laws governing fraudulent conveyances or any other applicable laws. The Debtor represents that all of the payments made and all of the obligations incurred pursuant to this Agreement are for fair consideration and for reasonably equivalent value with respect to valid, existing, secured indebtedness due to INPX.

10.    The parties agree to sign, deliver and file any and all additional documents and to take any and all other actions that may reasonably be required or appropriate for a full and complete consummation of the transactions and matters covered by this Agreement.

11.    THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS INITIATED PURSUANT TO EITHER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT REFERRED TO HEREIN.

12.    This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be binding as original signatures.

IN WITNESS WHEREOF, the Debtor and INPX have caused this Agreement to be executed in their respective names and by their duly authorized officers, as of the day and year first written above.

WITNESS/ATTEST:		PRACTICEXPERT SYSTEMS, INC.

/s/ Yaakov Shapiro	By:	/s/ Hank Cohn
Yaakov Shapiro		Hank Cohn

WITNESS/ATTEST:		INPX, INC.

/s/ Eva Goldbard	By:	/s/ Benjamin Mayer
Eva Goldbard		Benjamin Mayer

Schedule A

1.    Software source code for Xpert Practice Manger, Xpert Electronic Health Record, Patient Access and other miscellaneous software add-on products (collectively the PracticeXpert Software)

2.    Contracts related to customers and Value Added Resellers utilizing the PracticeXpert Software

3.    Contracts related to customers utilizing billing services out of the the New Jersey based operations.

4.    Miscellaneous computer equipment and office equipment utilized by the PracticeXpert Systems Inc. to service its clients.